Exhibit No. 32.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this report of QEP Resources, Inc. (the Company) on Form 10-Q for the period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the Report), C. B. Stanley, President and Chief Executive Officer of the Company, and Richard J. Doleshek, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

QEP RESOURCES, INC.

November 2, 2010

/s/ C. B. Stanley
C. B. Stanley
President and Chief Executive Officer

November 2, 2010

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President,
Chief Financial Officer and Treasurer

QEP Resources 2010 Form 10-Q